UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 24, 2020, Eli Lilly and Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, for the issuance and sale by the Company of $1,000,000,000 aggregate principal amount of its 2.250% Notes due 2050 (the “Notes”). The Notes are to be issued pursuant to an Indenture (the “Indenture”), dated February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor to Citibank, N.A., as trustee, and an officer’s certificate setting forth the terms of the Notes (which includes the form of Notes as an exhibit). The offering of the Notes was registered on a Registration Statement on Form S-3ASR (File No. 333-229735). The Notes will accrue interest at a rate of 2.250% per annum, payable semiannually, and will mature on May 15, 2050. Upon the closing of the offering of the Notes, which is expected to occur on May 5, 2020, the Company will realize, after deduction of the underwriter’s discount and before deduction of offering expenses, net proceeds of approximately $988.6 million.

Upon occurrence of an Event of Default (as defined in the Indenture) with respect to the Notes, the principal amount of the Notes may be declared and become due and payable immediately. The Company may, at its election, redeem the Notes, in whole or in part, from time to time at the redemption prices and on the terms and conditions set forth in the Notes. The above description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the officers’ certificate, the Indenture and the form of the Notes filed as exhibits hereto, which exhibits are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement.

4.1*	Indenture, dated February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor to Citibank, N.A., as Trustee.

4.2±	Tripartite Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas as Successor Trustee under the Indenture listed above.

4.3	Form of Officer’s Certificate setting forth the terms and form of the Notes.

4.4	Form of 2.250% Note due 2050 (included in Exhibit 4.3 above).

5.1	Opinion of Covington & Burling LLP.

5.2	Opinion of Crystal T. Williams, Esq.

23.1	Consent of Covington & Burling LLP (included as part of Exhibit 5.1).

23.2	Consent of Crystal T. Williams, Esq. (included as part of Exhibit 5.2).

*	Incorporated by reference to the same-numbered exhibit of the Company’s Registration Statement on Form S-3 (File No. 333-186979), filed with the SEC on March 1, 2013.
±	Incorporated by reference to the same-numbered exhibit of the company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-06351), filed with the SEC on February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Crystal T. Williams
Name:	Crystal T. Williams
Title:	Assistant General Counsel and Assistant Corporate Secretary

Dated: April 27, 2020